SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES AND EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  October 2, 2002


                             MICREL, INCORPORATED
            (Exact Name Of Registrant As Specified In Its Charter)


                                  CALIFORNIA
                (State or Other Jurisdiction of Incorporation)



              0-25236                              94-2526744
      (Commission File Number)        (I.R.S. Employer Identification No.)


                  2180 Fortune Drive, San Jose, CA      95131
             (Address of Principal Executive Offices)   (Zip Code)


                                (408) 944-0800
             (Registrant's Telephone Number, Including Area Code)

                      INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events.

   On October 2, 2002 Micrel, Inc. issued a press release announcing its preliminary financial results for the third quarter of 2002 and announcing its plans to consolidate its wafer fabrication facilities . A copy of the press release issued is attached hereto and filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired

      Not Applicable.

(b)   Pro Forma Financial Information

      Not Applicable.

(c)   Exhibits

      99.1 Press Release of Micrel, Incorporated, dated October 2, 2002, announcing its preliminary financial results for the third quarter of 2002 and announcing its plans to consolidate its wafer fabrication facilities.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MICREL, INCORPORATED
                                        (the Registrant)


                                        By:    /s/ Raymond D. Zinn
                                           ----------------------------------
                                          Raymond D. Zinn
                                          President and Chief Executive Officer

Dated:  October 2, 2002

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                                 EXHIBIT INDEX

Exhibit Number     Description
--------------     -----------
    99.1           Press Release of Micrel, Incorporated, dated
                   October 21, 2002, announcing its preliminary financial results for the third quarter of 2002 and announcing its plans to consolidate its wafer fabrication facilities.

                                                                 Exhibit 99.1

Contact: Richard Crowley
Micrel, Incorporated
1849 Fortune Drive
San Jose, CA 95131
Phone:   (408) 944-0800

                                                               [Company Logo]

Press Release

MICREL ANNOUNCES PRELIMINARY THIRD QUARTER 2002 RESULTS AND PLANS TO CONSOLIDATE ITS WAFER FABRICATION FACILITIES

   SAN JOSE, CALIFORNIA (October 2, 2002) - Micrel, Incorporated (Nasdaq
NM: MCRL) today announced that it expects revenues for the third quarter ended September 30, 2002 to be $50 million to $51 million, compared with $45.1 million recorded in the year ago period and $55.4 million in the second quarter of this year. The sequential decline in revenues resulted primarily from lower sales to the computer and networking end markets in Taiwan combined with weaker sales through the North American distribution channel.

   The Company expects to post a pro forma loss for the third quarter of approximately $0.03 to $0.05 per share. Pro forma results exclude the effects of one-time charges and deferred stock compensation expense.

Wafer Fabrication Consolidation
-------------------------------
   Micrel also announced plans to consolidate its Santa Clara, California wafer fabrication operations into its San Jose, California facility in order to reduce costs and increase operating efficiencies. The Company expects to record a one-time charge of approximately $23 million to $28 million in the third quarter of 2002 for asset impairment and exit costs associated with the closure of the Santa Clara facility. As a result of this action, overall operating expenses are expected to decline by approximately $500,000 per quarter beginning in the fourth quarter of 2002, with a total expense reduction of over $2 million per quarter after the Santa Clara facility is exited in the fall of 2003.

   "Over the past year, the efficiency of Micrel's wafer fab operations has improved markedly, resulting in world class yields, manufacturing cycle time and productivity," stated Ray Zinn, President and CEO. "The purchase of our San Jose wafer fab building in July of this year, which had previously been leased, now makes it practical for us to consolidate our two six-inch fab lines into one facility. The consolidation of wafer fabrication operations will result in higher asset utilization and will greatly enhance the competitiveness of Micrel's high bandwidth products. After the consolidation is complete, Micrel will still have sufficient internal capacity to generate in excess of $500 million in annual revenues, not including revenues derived from products manufactured in outside foundries. We believe this action is prudent given the uncertainty in the wireline communications end market, but at the same time it provides us the flexibility to substantially grow our high bandwidth product revenues as this market recovers."

Outlook
-------
   "The high turns fill environment and the uncertain global economic outlook make it difficult to predict near term revenue levels," continued Ray Zinn. "Given current market conditions and a shippable backlog for the fourth quarter of approximately the same level we had going into the September quarter, we believe at this point that fourth quarter 2002 revenues will be comparable to the level we expect for the third quarter. In this challenging market environment, Micrel will continue to focus on reducing costs, while sustaining our new product development efforts, in order to position the Company for future growth and profitability."

Third Quarter Earnings Release
------------------------------
   Micrel expects to report its third quarter financial results on October
23, 2002 and will hold its regular quarterly earnings call at 1:30 PM PDT
(4:30 PM EDT) on that day.   Participants will be President and CEO Raymond
Zinn and Chief Financial Officer Richard Crowley. The call is available to any interested party on a listen only basis by dialing (703) 871-3795 or (888) 413-4411 at least five minutes prior to the scheduled start time, and asking to be connected to the Micrel, Incorporated conference call. Investors may also listen to this event live over the internet through World Investor Link's Vcall website at www.vcall.com. A recorded replay will be available until October 31, 2002 by dialing (703) 925-2435 or (888) 266-2086 and entering pass code number 6244240. The replay will also be available on the Company's website, www.micrel.com, beginning on October 24, 2002.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM
ACT OF 1995

   This release includes statements that qualify as forward-looking statements under the Private Securities Reform Act of 1995. Those statements include statements about the following topics: our expectations regarding future financial results, including revenues, net income, factory utilization, spending levels, operating expenses, one-time charges (including impairment of assets) and earnings per share; our expectations regarding future cost reductions; our business plans, including our plans to continue investing in new product development and to provide further guidance in the future; our expectations regarding future customer demand, acceptance of new products and new order rates. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: the effect of the Company's restatement of previous financial statements; continued softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any current or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements; the worldwide financial situation; the timely and successful development and market acceptance of new products and upgrades to existing products; continued softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel's common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; and Micrel's operating cash flow. For further discussion of these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and
the Company's Report on Form 10-Q for the quarter ended June 30, 2002.   All
forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

About Micrel

   Micrel is a leading manufacturer of advanced high-performance analog, mixed-signal and digital ICs. These products include low drop-out and switching voltage regulators, PCMCIA and

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USB power controllers, high speed communications interfaces, operational amplifiers, comparators, voltage references, power drivers, RF devices, high speed logic and clock management ICs. Applications for these products include palmtop, notebook and desktop computers, computer peripherals, cellular phones, high speed communications systems, fiber optic communications modules, automatic test equipment, consumer electronics, industrial and process control products and avionics systems. Micrel's Kendin operation designs, develops and markets PHYs, repeaters and switches for Ethernet, Fast Ethernet and Gigabit Ethernet applications.

   For further information, contact Richard Crowley at Micrel, Incorporated, 1849 Fortune Drive, San Jose, California 95131, (408) 944-0800 or visit our website at http://www.micrel.com.